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                                                                    EXHIBIT 10.1


                      AMENDMENT TO CONSOLIDATION AGREEMENT


         This Amendment to Consolidation Agreement ("Agreement") dated as of August 7, 2000 is by and between Clayton W. Williams, Jr., Clayton Williams Energy, Inc. and others.

                                    RECITALS:

         WHEREAS, the parties hereto, and their predecessors in interest entered into that certain Consolidation Agreement dated May 13, 1993, which agreement provided for among other things, certain restrictions and limitations on the development of minerals and leasehold retained by Clayton W. Williams, Jr. and the Williams Entities;

         WHEREAS, as a term of the Consolidation Agreement Mr. Williams and the Williams Entities agreed to certain non-compete provisions upon leaving the company; and

         WHEREAS, the parties desire to amend and clarify the agreement with respect to (i) the types of properties which can be developed by Mr. Williams and the Williams Entities and (ii) extending the term of the non-compete.

         NOW, THEREFORE, in consideration of the premises set forth herein, the parties agree to amend the terms of the Consolidation Agreement as set forth below.

          1. Section 12 (a) shall be deleted in its entirety and the following substituted therefor:

               (a) The Company hereby acknowledges that following the Effective Date certain of the Williams Entities and Mr. Williams will continue to own the properties and assets identified in Exhibit F attached hereto (the "Excluded Properties") and the Company will not have any interest therein, except as provided in this Section 12. The Williams Entities may conduct activities following the Effective Date on that portion of the Excluded Properties which consists of developed acreage currently producing oil and gas and undeveloped acreage held by production ("Unrestricted Acreage"). For purposes hereof, Unrestricted Acreage shall also include (x) mineral interests underlying farms, ranches or other surface enterprises owned on the date hereof or hereafter acquired where a mineral interest is acquired by virtue of the acquisition of the surface estate, and in which the interest in the land was acquired primarily for a surface activity, (y) undivided mineral interests or leasehold interests acquired after the date hereof in land in which an undivided mineral or leasehold interest is owned by Mr. Williams or a Williams Entity on the date hereof, and
                    (z) minerals or leases acquired after the date hereof on lands in which Mr. Williams or a Williams Entity had a leasehold interest and has existing liabilities with respect to such lands to plug or re-plug abandoned wellbores. With respect to that portion of the Excluded Properties which consists of undeveloped acreage not held by production or undeveloped mineral interests (the "Restricted Acreage"), the


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                    Williams Entities may conduct only such activities thereon as are permitted under the terms of Section 12(b) hereof. In addition, the Williams Entities may sell or otherwise dispose of their interests in the Restricted Acreage (the "Option Property") only in accordance with the terms of
                    Section 12(c) hereof (provided, however, that nothing contained in this Section 12 shall (i) prohibit the sale or other disposition of any Option Property pursuant to any judicial order, legal process, execution or attachment if such sale or other disposition is effected without the consent or concurrence of the Williams Entities or (ii) prohibit the sale of mineral interests solely in connection with a sale of the surface estate with which such mineral interests are associated.)

          2. The Non-Competition Period described in Section 13 (b)(i) shall be extended from one year to two years.

          3. Except as expressly amended herein, all other terms and conditions of the Consolidation Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment as of the day and year first above written, to be effective however on August 7, 2000.



/s/ Clayton W. Williams, Jr.
-----------------------------------------------
Clayton W. Williams, Jr., Individually



CLAYTON WILLIAMS ENERGY, INC.

/s/ L. Paul Latham
-----------------------------------------------
L. Paul Latham,  Executive Vice President



WARRIOR GAS CO.

/s/ L. Paul Latham
-----------------------------------------------
L. Paul Latham,  Vice President


THE WILLIAMS COMPANIES: CLAYTON WILLIAMS
PARTNERSHIP, LTD., CLAJON HOLDING CORPORATION,
CLAJON INDUSTRIAL GAS, INC.



/s/ Clayton W. Williams, Jr.
-----------------------------------------------
Clayton W. Williams, Jr. in the following capacities:
President, Clajon Holding Corporation,
President, Clajon Production Corporation,
General Partner, Clayton Williams Partnership, Ltd.,
Chairman of the Board, Clajon Industrial Gas